Exhibit 99.1
News Release
For Immediate Release: June 15, 2021

H&R Block Reports Strong Fiscal 2021 Results; Increases Dividend
▪The Company achieved robust growth across total filing volumes, total market share, Assisted filings and market share, and Do-It-Yourself (DIY) revenue in the 2021 tax season. When including total tax season performance through the May 17, 2021 filing deadline, the Company substantially exceeded its original fiscal 2021 revenue and earnings outlook.
▪The Company announced a 4% increase in its quarterly dividend to $0.27 per share. This is the fifth increase in six years, resulting in a 35% total increase in that time frame.
▪The Company repurchased 2.11 million shares in its fiscal fourth quarter, resulting in total share repurchases of 11.6 million shares and $188 million, or $16.29 per share, for fiscal 2021.
▪The Company announced its fiscal year-end will change to June 30, effective immediately.
KANSAS CITY, Mo. - H&R Block, Inc. (NYSE: HRB) (the “Company”) today released its financial results for the fiscal year ended April 30, 2021. The extension of the U.S. federal tax filing deadline from April 15 to May 17 resulted in the tax season concluding beyond fiscal 2021. Including performance through May 18, 2021, in fiscal 2021, would result in the Company substantially exceeding its original revenue and earnings outlook for 2021.
“I am proud of the outstanding growth across our business," said Jeff Jones, H&R Block's president and chief executive officer. "Our team provided help and inspired financial confidence for millions of consumers and small business owners this year. We made tremendous progress in our first year of Block Horizons, blending technology and digital tools with human expertise in tax, improving our offerings in small business, driving significant growth in Wave, and making progress on our new mobile banking platform.”
Fiscal 2021 Results From Continuing Operations
"Growth in total filings, strong performance from Wave, and proactive fiscal management resulted in a strong 2021 that exceeded our expectations," said Tony Bowen, H&R Block's chief financial officer. "We are confident in our future, as evidenced by increasing our quarterly dividend by 4% and repurchasing 6% of our shares outstanding this fiscal year."
1    All amounts in this release are unaudited. Unless otherwise noted, all comparisons refer to the current period compared to the corresponding prior year period.

(in millions, except EPS)	Fiscal Year 2021	Fiscal Year 2020
Revenue	$3,414	$2,640
Pretax Income (Loss)	$669	$(3)
Net Income	$590	$6
Weighted-Avg. Shares - Diluted	188.8	198.1
EPS[2]	$3.11	$0.03
Adjusted EPS[2,3]	$3.39	$0.84
Adjusted EBITDA[3]	$932	$368
Key Financial Metrics
▪Total revenue of $3.4 billion increased by $774 million, or 29.3%, due to an increase in U.S. tax return volumes due to the extension of the 2020 tax season into our fiscal 2021, stronger mix in DIY, Emerald Card revenues related to federal stimulus payments, and strong growth from Wave.
▪Total operating expenses of $2.6 billion increased by $82 million, or 3.2%, due to an increase in variable labor, partially offset by impairment charges related to the pandemic in fiscal 2020, and lower bank partner fees and travel-related costs.
▪Pretax income of $669 million compared favorably to a pretax loss of $3 million in the prior year.
▪Earnings per share from continuing operations increased $3.08 to $3.11; adjusted earnings per share from continuing operations increased from $0.84 to $3.39.
Dividends and Share Repurchases
The company announced today that its Board of Directors increased the quarterly dividend by 4%, representing the fifth increase in the dividend in six years and a 35% total increase over that time frame. The quarterly cash dividend is now $0.27 per share, payable on July 1, 2021 to shareholders of record as of June 25, 2021. The Company has paid consecutive quarterly dividends since it became publicly traded in 1962. Future actions regarding dividends will be dependent upon the Board's approval following consideration of operating results, market conditions, and capital needs, among other factors.
In fiscal 2021, the company repurchased 11.6 million shares for $188 million, at an average price of $16.29. Share repurchases made in the fourth quarter of fiscal 2021 totaled $38 million. Approximately $564 million remains under the company's current share repurchase authorization, which expires in June of 2022.
Line of Credit
The Company amended its line of credit to a new five-year term, resulting in favorable rates, reduced capacity to better align with business needs, and lower costs. Additional details regarding this line of credit can be found in a related Form 8-K filing today.
Change in Fiscal Year
The Company announced a change to its fiscal year-end from April 30 to June 30, effective immediately. The change allows for better alignment of complete tax seasons in comparable fiscal periods and other related benefits. The Company plans to file a transition report on form 10-QT for the transition period of May 1, 2021, through June 30, 2021, later this summer. The Company’s fiscal 2022 will begin on July 1, 2021, and end on June 30, 2022.
Discontinued Operations
For information on Sand Canyon, please refer to disclosures in the company’s reports on Forms 10-K, 10-Q, and other filings with the SEC.

2 All per share amounts are based on weighted average fully diluted shares over the corresponding period.
3 Adjusted earnings per share from continuing operations and adjusted EBITDA from continuing operations are non-GAAP financial measures. See "About Non-GAAP Financial Information" below for more information regarding financial measures not prepared in accordance with generally accepted accounting principles (GAAP).

Conference Call

Discussion of fiscal 2021 results, outlook, and a general business update will occur during the company’s previously announced fiscal 2021 conference call for analysts and investors that will be held at 4:30 p.m. Eastern Time on Tuesday, June 15, 2021. To access the call, please dial the number below approximately 10 minutes prior to the scheduled starting time:
U.S./Canada (855) 859-2056 or International (404) 537-3406
Conference ID: 2575807
The call, along with a presentation for viewing, will also be webcast in a listen-only format for the media and public. The link to the webcast can be accessed directly at https://investors.hrblock.com. The presentation will be posted on the Quarterly Results page at https://investors.hrblock.com following the conclusion of the call.
A replay of the call will be available beginning at 7:30 p.m. Eastern time on June 15, 2021 and continuing for seven days by dialing (855) 859-2056 (U.S./Canada) or (404) 537-3406 (International). The conference ID is 5554906. The webcast will be available for replay beginning on June 17, 2021 and continuing for 90 days at https://investors.hrblock.com.
About H&R Block
H&R Block, Inc. (NYSE: HRB) provides help and inspires confidence in its clients and communities everywhere through global tax preparation, financial services and small business solutions. The company blends digital innovation with the human expertise of its associates and franchisees as it helps people get the best outcome at tax time, and better manage and access their money year-round. Through Block Advisors and Wave, the company helps small business owners thrive with innovative products like Wave Money, a small business banking and bookkeeping solution, and the only business bank account to manage bookkeeping automatically. For more information visit hrblock.com/news and follow @HRBlockNews.
About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with generally accepted accounting principles, please see the section of the accompanying tables titled "Non-GAAP Financial Information."
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as "expects," "anticipates," "intends," "plans," "believes," "commits," "seeks," "estimates," "projects," "forecasts," "targets," "would," "will," "should," "goal," "could," "may," or other similar expressions. Forward-looking statements provide management's current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. They may include estimates of revenues, client trajectory, income, effective tax rate, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volumes, or other financial items, descriptions of management’s plans or objectives for future operations, products or services, or descriptions of assumptions underlying any of the above. They also include the expected impact of the coronavirus (COVID-19) pandemic, including, without limitation, the impact on economic and financial markets, the Company’s capital resources and financial condition, the expected use of proceeds under the Company’s revolving credit facility, future expenditures, potential regulatory actions, such as extensions of tax filing deadlines or other related relief, changes in consumer behaviors and modifications to the Company’s operations related thereto. All forward-looking statements speak only as of the date they are made and reflect the company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data or methods, future events or other changes, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to a variety of economic, competitive and regulatory factors, many of which are beyond the company's control, that are described in our Annual Report on Form 10-K for the most recently completed fiscal year in the section entitled "Risk Factors" and additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. You may get such filings for free at our website at http://investors.hrblock.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.
For Further Information

Investor Relations:	Colby Brown, (816) 854-4559, colby.brown@hrblock.com
Michaella Gallina, (816) 854-3022, michaella.gallina@hrblock.com
Media Relations:	Angela Davied, (816) 854-5798, angela.davied@hrblock.com

TABLE FOLLOWS

CONSOLIDATED STATEMENTS OF OPERATIONS			(unaudited, in 000s - except per share amounts)
	Three months ended April 30,		Year ended April 30,
	2021	2020	2021	2020

REVENUES:
Service revenues	$2,110,618	$1,635,561	$3,067,223	$2,327,323
Royalty, product and other revenues	217,562	173,791	346,764	312,397
	2,328,180	1,809,352	3,413,987	2,639,720
OPERATING EXPENSES:
Costs of revenues	901,728	767,157	1,842,092	1,712,276
Impairment of goodwill	—	106,000	—	106,000
Selling, general and administrative	340,900	268,603	802,268	744,361
Total operating expenses	1,242,628	1,141,760	2,644,360	2,562,637

Other income (expense), net	1,220	1,896	5,979	15,637
Interest expense on borrowings	(21,551)	(27,412)	(106,870)	(96,094)
Income (loss) from continuing operations before income taxes (benefit)	1,065,221	642,076	668,736	(3,374)
Income taxes (benefit)	114,254	178,616	78,524	(9,530)
Net income from continuing operations	950,967	463,460	590,212	6,156
Net loss from discontinued operations	(1,715)	(3,057)	(6,421)	(13,682)
NET INCOME (LOSS)	$949,252	$460,403	$583,791	$(7,526)

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$5.22	$2.40	$3.15	$0.03
Discontinued operations	(0.01)	(0.01)	(0.04)	(0.07)
Consolidated	$5.21	$2.39	$3.11	$(0.04)

WEIGHTED AVERAGE BASIC SHARES	181,512	192,475	186,832	196,701

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$5.14	$2.39	$3.11	$0.03
Discontinued operations	(0.01)	(0.02)	(0.03)	(0.07)
Consolidated	$5.13	$2.37	$3.08	$(0.04)

WEIGHTED AVERAGE DILUTED SHARES	184,354	193,726	188,777	198,108

CONSOLIDATED BALANCE SHEETS	(unaudited, in 000s - except per share data)
As of April 30,	2021	2020

ASSETS
Cash and cash equivalents	$934,251	$2,661,914
Cash and cash equivalents - restricted	128,669	211,106
Receivables, net	197,876	133,197
Income taxes receivable	333,366	28,477
Prepaid expenses and other current assets	105,562	52,042
Total current assets	1,699,724	3,086,736
Property and equipment, net	148,490	184,367
Operating lease right of use asset	437,246	494,788
Intangible assets, net	360,148	414,976
Goodwill	757,659	712,138
Deferred tax assets and income taxes receivable	182,848	151,195
Other noncurrent assets	67,531	67,847
Total assets	$3,653,646	$5,112,047
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Accounts payable and accrued expenses	$198,084	$203,103
Accrued salaries, wages and payroll taxes	270,982	116,375
Accrued income taxes and reserves for uncertain tax positions	287,404	209,816
Current portion of long-term debt	—	649,384
Operating lease liabilities	206,393	195,537
Deferred revenue and other current liabilities	200,216	201,401
Total current liabilities	1,163,079	1,575,616
Long-term debt and line of credit borrowings	1,490,039	2,845,873
Deferred tax liabilities and reserves for uncertain tax positions	279,351	182,441
Operating lease liabilities	242,626	312,566
Deferred revenue and other noncurrent liabilities	126,150	124,510
Total liabilities	3,301,245	5,041,006
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock, no par, stated value $.01 per share	2,167	2,282
Additional paid-in capital	783,292	775,387
Accumulated other comprehensive income (loss)	4,786	(51,576)
Retained earnings	248,506	42,965
Less treasury shares, at cost	(686,350)	(698,017)
Total stockholders' equity	352,401	71,041
Total liabilities and stockholders' equity	$3,653,646	$5,112,047

CONSOLIDATED STATEMENTS OF CASH FLOWS	(unaudited, in 000s)
Year ended April 30,	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$583,791	$(7,526)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	156,852	169,536
Provision for bad debt	73,451	76,621
Deferred taxes	(22,583)	(8,300)
Stock-based compensation	28,271	28,045
Impairment of goodwill	—	106,000
Changes in assets and liabilities, net of acquisitions:
Receivables	(150,933)	(66,896)
Prepaid expenses and other current and noncurrent assets	(49,498)	39,377
Accounts payable, accrued expenses, salaries, wages and payroll taxes	150,635	(124,019)
Deferred revenue, other current and noncurrent liabilities	(1,160)	(9,096)
Income tax receivables, accrued income taxes and income tax reserves	(138,152)	(87,423)
Other, net	(4,746)	(7,358)
Net cash provided by operating activities	625,928	108,961

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(52,792)	(81,685)
Payments made for business acquisitions, net of cash acquired	(15,576)	(450,242)
Franchise loans funded	(26,917)	(35,264)
Payments from franchisees	41,215	39,919
Other, net	8,547	57,041
Net cash used in investing activities	(45,523)	(470,231)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of line of credit borrowings	(3,275,000)	(1,335,000)
Proceeds from line of credit borrowings	1,275,000	3,335,000
Repayments of long-term debt	(650,000)	—
Proceeds from issuance of long-term debt	647,965	—
Dividends paid	(195,068)	(204,870)
Repurchase of common stock, including shares surrendered	(191,294)	(256,214)
Proceeds from exercise of stock options	2,140	2,075
Other, net	(22,566)	(9,143)
Net cash provided by (used in) financing activities	(2,408,823)	1,531,848

Effects of exchange rate changes on cash	18,318	(5,285)

Net increase (decrease) in cash and cash equivalents, including restricted balances	(1,810,100)	1,165,293
Cash, cash equivalents and restricted cash, beginning of the year	2,873,020	1,707,727
Cash, cash equivalents and restricted cash, end of the year	$1,062,920	$2,873,020

SUPPLEMENTARY CASH FLOW DATA:
Income taxes paid, net of refunds received	$236,459	$89,204
Interest paid on borrowings	103,855	87,426
Accrued additions to property and equipment	1,643	1,185

FINANCIAL RESULTS	(unaudited, in 000s - except per share amounts)
	Three months ended April 30,		Year ended April 30,
	2021	2020	2021	2020
REVENUES:
U.S. assisted tax preparation	$1,493,968	$1,175,129	$2,035,107	$1,533,303
U.S. royalties	158,826	133,767	226,253	193,411
U.S. DIY tax preparation	218,724	166,861	313,055	208,901
International	117,521	82,754	249,868	180,065
Refund Transfers	151,577	101,893	163,329	154,687
Emerald Card®	87,916	53,609	136,717	92,737
Peace of Mind® Extended Service Plan	26,011	29,734	98,882	105,185
Tax Identity Shield®	21,495	14,489	40,624	31,797
Interest and fee income on Emerald AdvanceSM	24,676	27,087	53,430	60,867
Wave	17,080	10,971	58,277	36,711
Other	10,386	13,058	38,445	42,056
Total revenues	2,328,180	1,809,352	3,413,987	2,639,720

Compensation and benefits:
Field wages	490,711	398,582	797,262	678,813
Other wages	90,654	40,159	272,664	218,548
Benefits and other compensation	102,566	74,956	208,147	175,535
	683,931	513,697	1,278,073	1,072,896

Occupancy	116,508	117,932	414,389	410,402
Marketing and advertising	167,007	153,904	261,960	255,094
Depreciation and amortization	39,689	44,127	156,852	169,536
Bad debt	50,004	39,876	78,763	77,470
Impairment of goodwill	—	106,000	—	106,000
Other	185,489	166,224	454,323	471,239
Total operating expenses	1,242,628	1,141,760	2,644,360	2,562,637

Other income (expense), net	1,220	1,896	5,979	15,637
Interest expense on borrowings	(21,551)	(27,412)	(106,870)	(96,094)
Income (loss) from continuing operations before income taxes (benefit)	1,065,221	642,076	668,736	(3,374)
Income taxes (benefit)	114,254	178,616	78,524	(9,530)
Net income from continuing operations	950,967	463,460	590,212	6,156
Net loss from discontinued operations	(1,715)	(3,057)	(6,421)	(13,682)
NET INCOME (LOSS)	$949,252	$460,403	$583,791	$(7,526)

BASIC EARNINGS (LOSS) PER SHARE:
Continuing operations	$5.22	$2.40	$3.15	$0.03
Discontinued operations	(0.01)	(0.01)	(0.04)	(0.07)
Consolidated	$5.21	$2.39	$3.11	$(0.04)

WEIGHTED AVERAGE BASIC SHARES	181,512	192,475	186,832	196,701

DILUTED EARNINGS (LOSS) PER SHARE:
Continuing operations	$5.14	$2.39	$3.11	$0.03
Discontinued operations	(0.01)	(0.02)	(0.03)	(0.07)
Consolidated	$5.13	$2.37	$3.08	$(0.04)

WEIGHTED AVERAGE DILUTED SHARES	184,354	193,726	188,777	198,108

Adjusted EPS(1)	$5.16	$3.01	$3.39	$0.84
EBITDA(1)	1,126,461	713,615	932,458	262,256
Adjusted EBITDA (1)	1,126,461	819,615	932,458	368,256
Adjusted EBITDA margin (1)	48.4%	45.3%	27.3%	14.0%

(1)     All non-GAAP measures are results from continuing operations. See "Non-GAAP Financial Information" for a reconciliation of non-GAAP measures.

NON-GAAP FINANCIAL MEASURES

				(in 000s)
	Three months ended April 30,		Year ended April 30,
NON-GAAP FINANCIAL MEASURE - EBITDA	2021	2020	2021	2020

Net income (loss) - as reported	$949,252	$460,403	$583,791	$(7,526)
Discontinued operations, net	1,715	3,057	6,421	13,682
Net income from continuing operations - as reported	950,967	463,460	590,212	6,156
Add back:
Income taxes (benefit)	114,254	178,616	78,524	(9,530)
Interest expense	21,551	27,412	106,870	96,094
Depreciation and amortization	39,689	44,127	156,852	169,536
	175,494	250,155	342,246	256,100

EBITDA from continuing operations	1,126,461	713,615	932,458	262,256
Adjustments:
Impairment of goodwill	—	106,000	—	106,000
Adjusted EBITDA from continuing operations	$1,126,461	$819,615	$932,458	$368,256

EBITDA margin from continuing operations (1)	48.4%	39.4%	27.3%	9.9%
Adjusted EBITDA margin from continuing operations (2)	48.4%	45.3%	27.3%	14.0%

(1) EBITDA margin from continuing operations is computed as EBITDA from continuing operations divided by revenues from continuing operations.
(2) Adjusted EBITDA margin from continuing operations is computed as adjusted EBITDA from continuing operations divided by revenues from continuing operations.

			(in 000s, except per share amounts)
	Three months ended April 30,		Year ended April 30,
NON-GAAP FINANCIAL MEASURE - ADJUSTED EPS	2021	2020	2021	2020

Net income from continuing operations - as reported	$950,967	$463,460	$590,212	$6,156

Adjustments:
Amortization of intangibles related to acquisitions (pretax)	16,211	19,564	68,387	74,561
Impairment of goodwill (pretax)	—	106,000	—	106,000
Tax effect of adjustments(1)	(11,741)	(5,459)	(15,884)	(19,126)
Adjusted net income from continuing operations	$955,437	$583,565	$642,715	$167,591

Diluted earnings per share from continuing operations - as reported	$5.14	$2.39	$3.11	$0.03
Adjustments, net of tax	0.02	0.62	0.28	0.81
Adjusted diluted earnings per share from continuing operations	$5.16	$3.01	$3.39	$0.84

(1) The tax effect of adjustments is the difference between the tax provision calculation on a GAAP basis and on an adjusted non-GAAP basis.

NON-GAAP FINANCIAL INFORMATION
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Because these measures are not measures of financial performance under GAAP and are susceptible to varying calculations, they may not be comparable to similarly titled measures for other companies.
We consider our non-GAAP financial measures to be performance measures and a useful metric for management and investors to evaluate and compare the ongoing operating performance of our business. We make adjustments for certain non-GAAP financial measures related to amortization of intangibles from acquisitions and goodwill impairments. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
We measure the performance of our business using a variety of metrics, including earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations, adjusted EBITDA from continuing operations, EBITDA margin from continuing operations, adjusted EBITDA margin from continuing operations, adjusted diluted earnings per share from continuing operations and free cash flow. We also use EBITDA from continuing operations and pretax income of continuing operations, each subject to permitted adjustments, as performance metrics in incentive compensation calculations for our employees.